Exhibit 99.1

3020 Old Ranch Parkway, Suite 400
Seal Beach, California 90740 USA
562.493.2804 fax: 562.546.0097
www.cleanenergyfuels.com

News Release

Chesapeake Energy to Invest $150 Million in Clean Energy

— Investment Is Focused on Building a Network of LNG Truck Fueling Stations

To Form the Backbone of America’s Natural Gas Highway —

Conference Call to be held today, July 11 at 4:45 pm Eastern/1:45 pm Pacific

Seal Beach, Calif. (July 11, 2011) — In a major alliance supporting the growing transition by major shippers and trucking operators from diesel to natural gas fuel, Chesapeake Energy Corporation (NYSE: CHK), the nation’s second largest natural gas producer, is investing $150 million in Clean Energy Fuels Corp. (Nasdaq: CLNE), North America’s largest provider of natural gas fuel for transportation. The investment is dedicated to help fund the development of approximately 150 LNG truck fueling stations at strategic truck-stop locations along major trucking corridors to form the backbone of “America’s Natural Gas Highway.”  Chesapeake is the sole investor in the transaction, and will make the investment in Clean Energy through its newly formed, wholly owned subsidiary, Chesapeake NG Ventures Corporation (CNGV).

“With the advent of new natural gas truck engines well-suited for heavy-duty, over-the-road trucking, it is time to build America’s Natural Gas Highway,” said Andrew J. Littlefair, President and CEO of Clean Energy. “The investment by Chesapeake will help us accelerate the development of this important fueling network.”

“This new initiative is in addition to our growing development program of stations serving local fleets in the refuse, transit, airport, municipal and regional trucking markets around the country,” added Littlefair.

The investment is in the form of convertible debt issued in three tranches of $50 million each that will provide the funding for a newly formed subsidiary of Clean Energy that will be dedicated to the LNG station build out.  The first $50 million investment closed today, July 11, 2011, and the second and third tranches are expected to close in June 2012 and June 2013, respectively.  The debt carries an interest rate of 7.5% and is convertible at CNGV’s option into Clean Energy’s common stock at a 22.5% premium to the volume-weighted average closing price of the 20-day period prior to the initial closing.  In addition, Clean Energy can, under certain circumstances, force conversion of the debt if its common stock is trading at a 40% premium to the conversion price.  The entire principal balance of each note is due and payable seven years following its issuance, and Clean Energy may repay each note in cash or shares of its common stock.

North America’s leader in clean transportation

Aubrey K. McClendon, Chief Executive Officer of Chesapeake commented, “There is clearly ample demand for the benefits of abundant, affordable and American natural gas among consumers who face the high costs of OPEC oil at the fuel pump every day, especially America’s truckers and goods and product shippers. We are investing our capital in Clean Energy to accelerate the delivery of the natural gas fueling infrastructure needed to assure truck operators that they can transition away from high-priced diesel, the cost of which is set by foreign oil, and choose a better road powered by American natural gas.”

Many of the LNG fueling stations will be co-located at Pilot-Flying J Travel Centers already serving goods movement trucking across the country.  Clean Energy has an agreement with privately held Pilot Travel Centers LLC of Knoxville, Tennessee to build, own and operate public access, compressed and liquefied natural gas fueling facilities at agreed-upon Pilot-Flying J travel centers. Pilot-Flying J is the nation’s largest operator of travel centers with over 440 retail properties in more than 40 states.

Littlefair concluded, “Deployment of new and innovative heavy-duty natural gas engines by world-class engine manufacturers and original equipment truck manufacturers such as Cummins-Westport, Kenworth, Peterbilt, Navistar, Freightliner and Caterpillar, combined with Clean Energy’s LNG fueling station construction expertise through our NorthStar subsidiary, the strategic locations afforded by Pilot-Flying J and the investment by Chesapeake, should serve to quicken the transition to natural gas fuel as a game-changer for heavy-duty trucking.”

Currently priced $1.50 - $2.00 per gallon lower than diesel or gasoline (depending upon local markets), the use of natural gas fuels reduces greenhouse gas emissions up to 30% in light-duty vehicles and lowers emissions by approximately 23% in medium to heavy-duty vehicle applications. The U.S. Department of Energy reports that 98% of the natural gas consumed in the U.S. is sourced in the U.S. and Canada, making natural gas a secure North American energy choice.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

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Conference Call — A conference call will be held today, July 11 at 4:45 pm Eastern/1:45 pm Pacific to discuss these developments. For callers within the U.S., please dial 1-877-407-4018, and for international callers, please dial 1-201-689-8471. A telephone replay will be available approximately two hours after the call concludes through August 7, 2011 by dialing 1.877.870.5176 from the U.S. and 1.858.384.5517 from outside the U.S. The replay pin number is 375465. This call also will be available on the investor relations section of the Company’s web site at www.cleanenergyfuels.com

About Chesapeake — Chesapeake Energy Corporation is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippian, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara, Three Forks/Bakken and Utica unconventional liquids plays. The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets. Chesapeake’s stock is listed on the New York Stock Exchange under the symbol CHK. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and press releases.

About Clean Energy Fuels — Clean Energy (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle market. It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Clean Energy fuels over 22,700 vehicles at 238 strategic locations across the United States and Canada with a broad customer base in the refuse, transit, trucking, shuttle, taxi, airport and municipal fleet markets. Clean Energy del Peru, a joint venture, fuels vehicles and provides CNG to commercial customers in Peru. We own (70%) and operate a landfill gas facility in Dallas, Texas, that produces renewable natural gas, or biomethane, for delivery in the nation’s gas pipeline network, and we plan to build a second facility in Michigan. We own and operate LNG production plants in Willis, Texas and Boron, Calif. with combined capacity of 260,000 LNG gallons per day and that are designed to expand to 340,000 LNG gallons per day as demand increases. NorthStar, a wholly owned subsidiary, is the recognized leader in LNG/LCNG (liquefied to compressed natural gas) fueling system technologies and station construction and operations. BAF Technologies, Inc., a wholly owned subsidiary, is a leading provider of natural gas vehicle systems and conversions for taxis, vans, pick-up trucks and shuttle buses. IMW Industries, Ltd., a wholly owned subsidiary based in Canada, is a leading supplier of compressed natural gas equipment for vehicle fueling and industrial applications with more than 1,200 installations in 24 countries. www.cleanenergyfuels.com

Forward-Looking Statements — This news release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, including statements about the closing of future tranches of the Chesapeake investment, the number of stations to be included in the natural gas highway system, the timing for the completion of construction of these stations and the demand for and deployment of heavy-duty natural gas vehicles. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including Clean Energy’s performance of its obligations under its agreements with Chesapeake, permitting or other delays encountered during the construction of the stations for the natural gas highway system, the performance, availability and price of heavy-duty natural gas vehicles relative to gasoline and diesel vehicles and the price per gallon of natural gas relative to diesel and gasoline. The forward-looking statements made herein speak only as of the date of this press release and, unless otherwise required by law, the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  Additionally, Clean Energy’s Form 10-Q filed on May 9, 2011 with the SEC (www.sec.gov) contains risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Contacts

News Media

Bruce Russell, 310/559-4955 x101

brussell@cleanenergyfuels.com

Investors

Ina McGuinness, 805/427-1372

ina@mcguinnessir.com